Exhibit 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Cadus Corporation (the "Company") on Form 10-Q for the nine months ended September 30, 2014 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, David Blitz, Secretary and Treasurer (Chief Financial Officer) of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

A signed original of this written statement required by Section 906 has been provided to Cadus Corporation and will be retained by Cadus Corporation and furnished to the Securities and Exchange Commission or its staff upon request.

/s/ David Blitz
David Blitz
Secretary and Treasurer (Chief Financial Officer)
Date: November 14, 2014

The foregoing certification is furnished solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Report or as a separate disclosure document.